Exhibit 99.8

Taylor Capital Group Completes Transactions

For $120 Million of New Capital

Additional Capital Will Strengthen Balance Sheet, Support Strategic Growth

Rosemont, IL – September 29, 2008 – Taylor Capital Group, Inc. (Nasdaq: TAYC), the holding company of Cole Taylor Bank, today announced that it has completed the previously-announced transactions to raise $120 million in capital through the private placement of $60 million of non-cumulative, convertible preferred stock by Taylor Capital Group and $60 million of subordinated debt by Cole Taylor Bank. The announcement was made following the special meeting of the Company’s stockholders held earlier today to approve the transactions.

“We are pleased that these transactions have been completed in such a smooth and timely fashion and that our new investors share our excitement about our company’s prospects.” said Bruce W. Taylor, Chairman and Chief Executive Officer of Taylor Capital Group, Inc. “This new capital strengthens our balance sheet and, with a new and expanded commercial lending team in place, puts us in an excellent position to take advantage of the unique opportunities in the market.”

As previously announced, the investors in the preferred stock transaction include Harrison I. Steans, Jennifer W. Steans, the Taylor family, several members of Cole Taylor Bank’s management and a number of Chicago-based investment firms and individuals. Harrison I. Steans is a former Chairman of LaSalle National Bank and NBD Illinois, and Jennifer W. Steans is the President of Financial Investments Corporation and Chairman of USAmeribancorp, Inc.

“We are very excited to be part of Cole Taylor and to be partnering with the Taylor family to help the bank grow,” commented Harrison Steans. “My daughter Jennifer and I believe very strongly in this organization and its leadership team. We plan to work with that team to bring about opportunities for the bank, its employees and clients and for our community.”

In a related matter, Taylor Capital’s Board of Directors has appointed Harrison I. Steans and Jennifer W. Steans to the Company’s Board of Directors. Mr. Steans was also appointed as Chairman of a newly-formed Executive Committee of the Company, which includes Bruce W. Taylor and Mark A. Hoppe, President and Chief Executive Officer of Cole Taylor Bank. The Board also appointed Jeffrey W. Taylor as Vice Chairman of the Board of Taylor Capital Group, Inc.

“On behalf of the Taylor family and our entire organization, I want to welcome Harrison Steans and Jennifer Steans to our Board of Directors,” said Bruce Taylor. “We are delighted to have them as part of the Cole Taylor family and look forward to the many contributions that they and our other new investors will bring.”

The net proceeds of the transactions will primarily be used to fund the Company’s strategic growth initiative and to strengthen the balance sheet and regulatory capital of the Company and Cole Taylor Bank. Keefe, Bruyette & Woods, Inc. served as financial advisor to Taylor Capital Group in connection with these transactions.

About Taylor Capital Group, Inc. (Nasdaq: TAYC)

Taylor Capital Group, Inc., is a $3.6 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and medium-sized businesses. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Factors that may affect the business or financial results or condition of the Company are described in the Company’s filings with the SEC, including the risk factors and other disclosures in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 13, 2008. Stockholders and other readers are urged to consider these risks carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and, except as required by the federal securities laws, the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events, circumstances or developments.

Contact:

Ilene Stevens

847-653-7731

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